Consent of Independent Certified Public Accountants

     We have issued our report dated May 22, 1997 accompanying the financial statements of Insured Municipals Income Trust, 32nd Insured Multi-Series as of March 31, 1998, and for the period then ended, contained in this Post-Effective Amendment No. 12 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP

Chicago, Illinois
July 27, 1998